SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 3, 2006

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

               On January 31, 2006, the Compensation Committee of the Company’s Board of Directors approved a 2005 variable compensation award under the Company’s Variable Compensation Plan and a grant of stock options, time-vested and performance-based restricted stock units (RSU) under the Company’s Stock Performance Plan to the following named executive officers:

	Variable	Stock	Time-Vested	Performance-
	Compensation	Options	RSUs	Based RSUs

T. M. Connelly, Jr.
Senior Vice President & Chief
Science & Technology Officer	$481,000	67,000	12,900	12,900

R. R. Goodmanson
Executive Vice President & Chief
Operating Officer	$682,000	94,300	18,100	19,000

J. C. Hodgson
Senior Vice President	$388,000	44,400	8,500	10,000

S. J. Mobley
Senior Vice President, Chief
Administrative Officer & General
Counsel	$458,000	67,000	12,900	12,900

G. M. Pfeiffer
Senior Vice President & Chief
Financial Officer	$458,000	67,000	12,900	12,900

               The Board approved variable compensation payments which reflect corporate results for 2005 consistent with the variable compensation guidelines applicable to all employees eligible to receive awards under the Company’s Variable Compensation Plan.  The Variable Compensation Plan is on file with the Securities and Exchange Commission as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

              The grants of stock options, time-vested restricted stock units and performance-based restricted stock units were approved by the Board under the Company’s Stock Performance Plan on file with the Securities and Exchange Commission as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  These grants are effective February 1, 2006 and the Performance Period for performance-based restricted stock units is 2006 to 2008. Otherwise, these grants are subject to  the terms and conditions  under the Company’s Stock Performance Plan on file with the Securities and Exchange Commission as Exhibits 10.6, 10.7 and 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

February 3, 2006